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                                   EXHIBIT 99
                                   ----------

AT THE COMPANY:
Daniel D. Viren                     Roy Youst
Senior Vice President-Finance       Director Corporate Communications
(614) 864-6400                      (614) 864-6400


FOR IMMEDIATE RELEASE
TUESDAY, NOVEMBER 25, 2003

                        COUGHLIN LEAVING R.G. BARRY POST

PICKERINGTON, OHIO - TUESDAY, NOVEMBER 25, 2003 - R.G. BARRY CORPORATION (NYSE:RGB) today announced that Tom Coughlin, Executive Vice President, Sales and Marketing, is leaving the Company effective December 1, 2003, to accept a top position with a privately held consumer products company.

"Since joining us in April 2002, Tom has made significant contributions and has developed an organization that will continue to positively influence our business. We wish him continued success in his new position," said R.G. Barry Chairman of the Board and Chief Executive Officer Gordon Zacks.

Coughlin will not be immediately replaced. His responsibilities will be absorbed by expanding the roles of Glenn Evans, 42, Senior Vice President, Creative Services and Sourcing; Joseph Petracca, 39, Senior Vice President, Sales; and Matthew Sullivan, 39, Senior Vice President, Integrated Planning.

To learn more about R.G. Barry Corporation and its at- and around-the-home footwear products, visit the Company Website at www.rgbarry.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements in this release, other than statements of historical fact, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our current plans and strategies, and reflect our current assessment of the risks and uncertainties related to our business. In addition to the risks and uncertainties noted in this news release, there are factors that could cause results to differ materially from those anticipated by some of our forward-looking statements. These factors include product demand and market acceptance; the economic and business environment and the impact of governmental regulations, both in the United States and abroad; the effects of direct sourcing by customers of competitive products from alternative suppliers; the loss of significant customers in connection with mergers, acquisitions, bankruptcies or other circumstances; economic, regulatory and cultural difficulties or delays in our business outside the United States; our ability to improve processes and business practices to keep pace with the economic, competitive and technological environments; the availability and costs of financing; capacity, efficiency and supply constraints; weather; the effects of terrorist acts; acts of war; and other risks detailed in the our press releases, shareholder communications and Securities and Exchange Commission filings.